Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces

CEO Retirement and Transition

Moline, IL, November 19, 2018 — QCR Holdings, Inc. (NASDAQ: QCRH) (“QCR Holdings” or the “Company”), today announced that, effective at the annual stockholders meeting on May 23, 2019, Douglas M. Hultquist will retire from the Company’s board of directors and from his roles as President and Chief Executive Officer.  Leadership will transition upon Mr. Hultquist’s retirement to current executive leaders and Company directors, Larry J. Helling and Todd A. Gipple.  Mr. Helling will become Chief Executive Officer of the Company and Mr. Gipple will become President.

“Our deepest thanks to Doug for his vision and leadership which took QCR Holdings from a concept 25 years ago to today’s successful $4.8 billion multi-bank holding company,” remarked Pat Baird, Chair of QCR Holdings.  “Doug’s unrelenting focus on clients, dedication to local control and his collaborative style have been the keys to growing the organization from a single de novo bank in 1993 to a regional company with five charters.  We also appreciate Doug giving the Board the time to put together a good succession plan.  We look forward to Doug’s continued friendship and support of our Company for many years into our future. “

“It’s been a privilege to serve and see the huge positive impact that QCR Holdings has made and continues to make in the lives of our teammates, clients and communities.  Our success has been built on hiring the best people. Thank you to each of the over 750 very talented employees for your dedication and the exceptional difference you make for our clients.  I shall always be indebted to my friend and co-founder of the Company, Mike Bauer,” said Mr. Hultquist.  “Much like today, 25 years ago the banking industry was experiencing consolidation. In the Quad Cities commercial clients had few choices.  Our vision was simple, focus on the client relationship.   Although I am retiring in May, I will continue to be a director of Springfield First Community Bank, our newest bank subsidiary, and I will also continue to serve on the board of my alma mater, Augustana College.”

Days after 9/11 in 2001, Mr. Helling led the Company’s creation of Cedar Rapids Bank & Trust, which today, at $1.3 billion in assets, is the largest community bank serving the Cedar Rapids, Iowa area.  “I’m honored and humbled to soon take on the CEO role at QCR Holdings.” said Mr. Helling. “I look forward to leading our team as we continue to build relationships that help our clients.  As our clients and communities prosper our Company will continue to deliver value to our shareholders.”

Mr. Helling, an Iowa native and graduate of Iowa State University, has over 30 years of commercial banking experience. He previously was the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank, now US Bank, in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his six years with Firstar, Mr. Helling spent 12 years with Omaha National Bank. Mr. Helling is recognized as a community leader in the Cedar Rapids Metro area and also serves as the Chief Executive Officer and President of Cedar Rapids Bank & Trust.  Mr. Helling will continue to reside in Cedar Rapids and serve in his roles at Cedar Rapids Bank & Trust.

Mr. Gipple, who joined QCR Holdings in 2000, will remain Chief Financial Officer and Chief Operating Officer in addition to his new duties as President.

Mr. Gipple, an Iowa native and graduate of the University of Northern Iowa and a Certified Public Accountant, began his career with KPMG Peat Marwick in 1985 where he and Mr. Hultquist worked together. He specialized in financial institutions taxation and mergers and acquisitions throughout his 14-year career in Public Accounting.   Today, Mr. Gipple serves in an executive leadership role and is a valuable board member of multiple QCRH charters.  He is also an active community leader in the Quad Cities.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks which provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005.  In 2018, the Company acquired the Bates Companies, a wealth management firm.  Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017. In July 2018, QCR Holdings completed a merger with Springfield Bancshares, Inc., the holding company of SFC Bank of Springfield, Missouri. With the addition of Springfield First Community Bank, QCR Holdings has 27 locations in Illinois, Iowa, Wisconsin and Missouri. As of September 30, 2018, QCR Holdings had approximately $4.8 billion in assets, $3.7 billion in loans and $3.8 billion in deposits. For additional information, please visit our website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

Executive Vice President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

Christopher J. Lindell

Executive Vice President

Corporate Communications

(319) 743-7006

clindell@qcrh.com